Exhibit 99.1


FOR IMMEDIATE RELEASE
                                                              September 18, 2000


     SYKES ENTERPRISES, INCORPORATED ANNOUNCES REVISED EARNINGS FORECAST FOR SECOND HALF OF 2000, CHANGES TO ITS STRATEGIC ALLIANCE WITH PEROT SYSTEMS
                        AND RESTATEMENT OF 1998 RESULTS

         TAMPA, FL September 18, 2000 - Sykes Enterprises, Incorporated ("Sykes" or the "Company") (NASDAQ: SYKE), a global leader in providing vertically integrated, technology-based business solutions and services, today announced that it anticipates earnings for the third and fourth quarters of 2000 to be less than current consensus of analysts' estimates. The Company expects to report third quarter revenues in the range of $128 million to $134 million and a net loss in the range of ($0.11) to ($0.08) per diluted share compared to $141 million in revenues and $0.10 earnings per diluted share for the same period last year (or $123 million in revenues and $0.09 earnings per diluted share after adjusting for the sale of SHPS, Inc.). Further, fourth quarter revenues are expected to be in the range of $143 million to $148 million and diluted earnings per share to be in the range of $0.10 to $0.13 compared to revenues of $164 million and $0.17 earnings per diluted share for the same period last year (or $144 million in revenues and $0.14 earnings per diluted share after adjusting for the sale of SHPS, Inc., excluding a $6.0 million pre-tax charge for the write-down of software and computer equipment last year).

         The anticipated earnings shortfall in the third and fourth quarters is the result of several primary causes, including:

     o Shortfalls in anticipated revenues from new AnswerTeam(TM) diagnostic contracts, which management currently believes will not close in the forecasted timeframe; lower than anticipated consulting revenues due to contract delays; lower volumes in non-core areas such as localization, distribution and fulfillment; as well as an overall decline in technical support call volume forecasts by original equipment manufacturers in the U.S. which directly affects the Company's support center revenues.






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     o   An increase in benefits costs, including health and workers'
         compensation insurance, primarily related to the Company's direct labor force.

     o Higher SG&A costs primarily related to increases in bad debt expense and professional fees.

     o The negative impact of weaker European currencies on the Company's financial reporting results.

         Based on the third and fourth quarter earnings revisions, 2001 earnings per share will likely fall short of currently published analysts' estimates. The Company expects to announce actual results for its third quarter ended September 30, 2000 after the market closes on October 30, 2000.

         The Company also announced today that Sykes and Perot Systems Corporation agreed mutually to modify their strategic relationship. The alliance is intended to provide clients a complete offering, encompassing the Company's AnswerTeam diagnostic support tool and technical support capabilities in conjunction with Perot Systems' consulting and system integration abilities. Sykes and Perot Systems continue to work together as alliance partners, however the formal financial structure has been eliminated.

         Sykes licensed its AnswerTeam software product to Perot Systems and in return received $20 million in cash. The Company was to begin recognizing the $20 million license fee in 2001 after achieving certain performance objectives. The Company will reverse the transaction during the third quarter of 2000 and repay to Perot Systems the $20 million in cash plus accrued interest of approximately $0.7 million, which is expected to reduce after-tax earnings per share by approximately $0.01 in the third quarter. To secure satisfaction of performance objectives, the Company provided a $30 million bank letter of credit to Perot Systems, which has been cancelled.

         David L. Grimes, President and Chief Executive Officer of Sykes, stated, "We fully understand the disappointment of today's announcement and what it means to our investors and shareholders. We want to emphasize that Sykes has the tools, employees and their commitment, a strong balance sheet and the financial flexibility to continue to deliver the high quality customer service and business solutions that our clients expect and deserve." Grimes concluded, "With value creation as an overriding goal, Sykes' continues to evolve as a global company servicing the expanding needs of the digital marketplace. In doing so, we believe the Company remains in a position to rebound and deliver solid earnings and subsequent shareholder value from these levels."

         The Company also announced today that Kyrus Corporation has filed a lawsuit against Sykes concerning the license of certain software by Sykes to Kyrus. In 1998, the Company entered into a transaction whereby Sykes granted to Kyrus a license for software related to Sykes' former retail division and used by the retailing industry in exchange for preferred stock of Kyrus valued at $10 million. In the suit, Kyrus asserts, in part, that the software contained functionality problems that prevented Kyrus from successfully marketing the software at their projected levels. Based on Kyrus' assertions, the Company was to return up to $4.5 million of the shares of Kyrus preferred stock if Kyrus was unable to reach certain sales volumes from the software.

         As a result of the litigation, the Company has re-evaluated the previous accounting treatment for the Kyrus transaction. During the second quarter of 1998, the Company recognized as revenue the entire $10 million of preferred stock that it received in the Kyrus transaction. The Company has announced today that it is restating its previously reported financial results for the year ended





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December 31, 1998 to reflect a $4.5 million reduction in revenue from the Kyrus transaction. Accordingly, Sykes is restating its results for the year ended December 31, 1998 to reflect revenues of $465.0 million, net income of $5.5 million, and earnings per diluted share of $0.13 compared to previously reported results of $469.5 million in revenues, net income of $8.3 million, and earnings per diluted share of $0.20 for the year ended December 31, 1998.

         In an effort to ensure complete and accurate accounting treatment, the Company is also reviewing other of Sykes' service contracts that were entered into during 1998. At this time, the Company has not determined whether additional restatements will be necessary as a result of the review. The Company will disclose the results of its review promptly after it is concluded.

         The Company will conduct a conference call regarding the content of this release tomorrow, September 19, 2000, at 8:00 a.m. Eastern Standard Time. Parties interested in participating in this call should dial (800) 450-0819 or
(612) 288-0329 five minutes before the scheduled time. A replay will be available from 11:30 a.m. on September 19, 2000 through 12:00 midnight on September 20, 2000 by dialing (800) 475-6701 or (320) 365-3844. The access code is 539710.

About Sykes Enterprises, Incorporated

         Sykes is a global leader in providing vertically integrated, technology-based business solutions and services. Sykes' Business Solutions group provides professional services in e-Commerce, globalization and Customer Relationship Management (CRM) with a focus on business strategy development, solution implementation, web design, development and education, localization and program management. Sykes' Business Services group provides value-added customer support outsourcing including technical support, customer service and fulfillment. These services are delivered through multiple communication channels encompassing web, e-mail and telephony support. Sykes' Solutions and Services combination offers clients value-added end-to-end solutions. Sykes, headquartered in Tampa, FL, has approximately 14,700 employees and currently operates 39 customer interaction centers, five e-commerce fulfillment centers and 17 branch offices throughout the Unites States, Canada, Europe, Asia, Africa, and Central America. Visit the Sykes web site at http://www.sykes.com.

Forward-Looking Statements

         The statements contained in this press release that are not purely historical, including statements regarding Sykes' objectives, expectations, hopes, intentions, beliefs or strategies regarding the future, are "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. It is important to note that Sykes' actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Among the important factors that could cause such actual results to differ materially are (i) customer resistance to Sykes' standardized contract for future bundled service offerings, (ii) variations in the term and the elements of services offered under Sykes' standardized contract for future bundled service offerings, (iii) changes in applicable accounting principles,
(iv) difficulties or delays in implementing Sykes' bundled service offerings,
(v) failure to achieve sales, marketing and other objectives to Sykes' strategic alliances, (vi) construction delays of new call centers, (vii) difficulties in managing growth, (viii) rapid technological change, (ix) loss of significant customers, (x) risks inherent in conducting business abroad, (xi) currency fluctuations, (xii) changes in legislation, (xiii) fluctuations in business conditions and the economy, (xiv) Sykes' ability to attract and retain key management personnel, (xv) the marketplace's continued receptivity to Sykes' bundled





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service offerings, (xvi) Sykes' ability to continue the growth of is support service revenues through additional technical support centers, (xvii) Sykes' ability to further penetrate into vertically integrated markets, (xviii) Sykes' ability to expand its global presence through strategic alliances and selective acquisitions, (xix) Sykes' ability to expand its e-commerce service platform revenues, (xx) Sykes' ability to continue to establish a competitive advantage through sophisticated technological capabilities, and (xxi) other risk factors listed from time to time in Sykes' registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and Sykes undertakes no obligation to update any such forward-looking statements.

For additional information contact:
Mike Kipphut                                    Kristin L. Wiemer
Vice President and Chief Financial Officer      Director, Investor Relations
(813) 233-7151                                  (813) 233-7143
michael.kipphut@corp.sykes.com                  kristin.wiemer@corp.sykes.com







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